Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements of Converted Organics Inc. on Form S-8 (No. 333-151505) and on Form S-3 (No. 333-158784, 333-149221, 333-149079, 333-135174 and 333-167970) of our report dated June 3, 2010, relating to the consolidated financial statements of TerraSphere Systems LLC dated June 3, 2010 included in the Form 8-K/A of Converted Organics Inc.
/s/ CCR LLP
Glastonbury, Connecticut
July 13, 2010